Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph Bonvouloir, President of the ALTI Private Equity Access and Commitments Fund, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended March 31, 2024 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Joseph Bonvouloir
Joseph Bonvouloir
President and Principal Executive Officer
June 7, 2024

I, Madeline Arment, Treasurer of the ALTI Private Equity Access and Commitments Fund, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended March 31, 2024 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Madeline Arment
Madeline Arment
Treasurer and Principal Financial Officer
June 7, 2024

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.